EXHIBIT 10.19

JAZZ PHARMACEUTICALS, INC.

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

THIS AMENDED AND RESTATED COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of April 30, 2003 by and between Jazz Pharmaceuticals, Inc., a California corporation (the “Company”), and Matthew K. Fust (the “Purchaser”).

A. The Company and Purchaser entered into that certain Common Stock Purchase Agreement, dated April 17, 2003 (the “Prior Agreement”), pursuant to which Purchaser purchased 330,000 shares of the Company’s Common Stock.

C. The Company and Purchaser wish to amend and replace the Prior Agreement with this Agreement.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

1.1 “Cause” means (a) Purchaser’s willful misconduct or gross negligence that is materially injurious to the Company; (b) Purchaser’s conviction or plea of guilt or nolo contendere to any felony or crime involving moral turpitude; (c) Purchaser’s commission of any act of fraud with respect to the Company; or (d) Purchaser’s willful violation of any federal or state securities law; or (e) Purchaser’s willful and continued failure substantially to perform his Services; provided that the action or conduct described in clause (e) above will constitute “Cause” only if such failure continues after the Board of Directors has provided the Purchaser with a written demand for substantial performance setting forth in detail the specific respects in which it believes the Purchaser has willfully and not substantially performed his Services and a reasonable opportunity (to be not less than 30 days nor more than 90 days) to cure the same.

1.2 “Change of Control” means (a) the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of the assets of the Company, or (b) the acquisition of this Company by another entity by means of consolidation, corporate reorganization or merger, or other transaction or series of related transactions, in each case excluding (x) any such transaction in which the stockholders of the Company immediately prior to such transaction own more than 50% of the voting power of acquiror (or parent thereof) in such transaction immediately after such transaction and (y) any transaction determined by the Board of Directors in good faith to be primarily for capital raising purposes.

1.3 “Constructive Termination” means the Purchaser terminates his Services because of (a) a substantial diminution in the nature, status or prestige of Purchaser’s responsibilities, title or reporting level as they exist immediately prior to a Change of Control or the addition of responsibilities of a nature, status or prestige inconsistent with the Purchaser’s responsibilities as they exist prior to a Change of Control, (b) a substantial diminution in Purchaser’s compensation or benefits, or (c) the Company requires the Purchaser to relocate as a condition of his continued employment by the Company.

1.4 “Repurchase Price” means $0.01 per share (as appropriately adjusted for any stock combination, stock split, stock dividend, recapitalization, or other similar transaction).

1.5 “Services” means services to be provided by the Purchaser to the Company as an employee of the Company, a consultant to the Company, or a member of the Company’s Board of Directors (or any committee thereof).

1.6 “Unvested Shares” means the Shares held by the Purchaser that are then subject to the Right of Repurchase.

1.7 “Vested Shares” means the Shares held by the Purchaser that are not subject to the Right of Repurchase.

2. Right to Repurchase Shares.

2.1 Issuance of Shares. The Company hereby acknowledges that it sold, and Purchaser purchased, 330,000 shares of the Company’s Common Stock (the “Shares”) at a price per share of $0.01 pursuant to the Prior Agreement.

2.2 Repurchase Right. Except as provided in Section 2.2 below, if the Founder terminates his Services or the Company terminates the Founder’s Services (each, a “Termination”), the Company has a right (but not obligation) to repurchase (the “Right of Repurchase”) all or any portion of the Shares held by the Founder for a price per share equal to the Repurchase Price paid by cash, check, wire transfer, cancellation of indebtedness or some combination thereof; provided, however, that the Right of Repurchase shall expire with respect to 1/48th of the Shares on each monthly anniversary after the date of this Agreement (i.e., so that the Right of Repurchase shall have expired with respect to all of the Shares 48 months following the date of this Agreement). The number of Shares with respect to which the Company’s Right of Repurchase shall expire pursuant to this Section 2.2 shall be appropriately adjusted for stock dividends, combinations, splits, recapitalizations and the like.

2.3 Acceleration of Lapse of Repurchase Rights Upon Certain Events. Notwithstanding the provisions of Section 2.2 regarding expiration of the Right of Repurchase,

(a) if, prior to a Change of Control, the Company terminates the Purchaser’s Services without Cause or a Constructive Termination occurs at any time prior to the expiration of the Right of Repurchase, then one-fourth (1/4th) of the Shares (or the actual number of Unvested Shares immediately prior to such termination event, if less) will become Vested Shares immediately prior to such termination event, and the Company will have no Right of Repurchase with respect to such Shares;

(b) if, within twelve (12) months following the closing of a transaction which constitutes a Change of Control, the Company terminates the Purchaser’s Services without Cause or a Constructive Termination occurs, then all of the then Unvested Shares held by the Purchaser will become Vested Shares immediately prior to such termination event, and the Company will have no Right of Repurchase with respect to any of the Shares; or

(c) if, more than twelve (12) months following the closing of a transaction which constitutes a Change of Control, the Company terminates the Purchaser’s Services without Cause or a Constructive Termination occurs, then one-fourth (1/4th) of the Shares (or the actual number of Unvested Shares immediately prior to such termination event, if less) will become Vested Shares immediately prior to such termination event, and the Company will have no Right of Repurchase with respect to such Shares

2.4 Repurchase Procedure. The Company’s Right of Repurchase shall terminate if not exercised by written notice from the Company to the Founder within ninety (90) days after the date of Termination.

3. Transferability; Escrow.

3.1 Restrictions on Transfer. The Purchaser agrees not to transfer any Shares except as permitted by that certain Right of First Refusal and Co-Sale Agreement, dated as of                     , 2003, by and among the Company and the parties set forth on Exhibit A and Exhibit B thereto, as it may be amended from time to time. Notwithstanding the foregoing, except for transfers of Unvested Shares to the ancestors, descendants or spouse of the Purchaser, or to trusts for the benefit of such persons or the Purchaser (provided that the transferee has agree in writing to be bound by the restrictions on transfers by Purchasers under this Agreement), the Purchaser may not dispose of or transfer any Unvested Shares, and any such attempted disposition or transfer shall be null and void.

3.2 Escrow of Shares. Pursuant to the terms of the Joint Escrow Instructions in substantially the form attached hereto as Exhibit A, the Shares issued under this Agreement shall be held by the Escrow Agent (as defined in such Joint Escrow Instructions) along with a stock assignment executed by the Purchaser in blank in the form attached hereto as Exhibit B.

4. Restrictions on Resale of Shares.

4.1 Legends. The Purchaser understands and acknowledges that the Shares are not registered under the Act, and that under the Act and other applicable laws the Purchaser may be required to hold such Shares for an indefinite period of time. Each stock certificate representing the Shares shall bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT.

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF SUCH SECURITIES. PURSUANT TO THE TERMS OF SUCH AGREEMENT, THE COMPANY HAS A RIGHT TO REPURCHASE SUCH SECURITIES AND AN IRREVOCABLE PROXY TO VOTE SUCH SECURITIES UNDER CERTAIN CIRCUMSTANCES. A COPY OF THE AGREEMENT CAN BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

4.2 Market Standoff. The Purchaser agrees that if so requested by the Company or any representative of the underwriters in connection with registration of a public offering of any securities of the Company under the Act, the Purchaser shall not sell or otherwise transfer any Shares or other securities of the Company during the 180 day period following the effective date of such registration statement. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180 day period.

5. Company Enforcement.

5.1 Stop-Transfer Orders. The Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been transferred.

6. Representations and Acknowledgments of the Purchaser. The Purchaser hereby represents, warrants, acknowledges and agrees that:

6.1 Investment. The Purchaser is acquiring the Shares for the Purchaser’s own account, and not directly or indirectly for the account of any other person. The Purchaser is acquiring the Shares for investment and not with a view to distribution or resale thereof except in compliance with the Act and any applicable state law regulating securities.

6.2 Access to Information. The Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. The Purchaser has had access to such financial and other information as is necessary in order for the Purchaser to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Purchaser has had access.

6.3 Pre-Existing Relationship. The Purchaser further represents and warrants that the Purchaser has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable the Purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (ii) such business or financial expertise as to be able to protect the Purchaser’s own interests in connection with the purchase of the Shares.

6.4 Speculative Investment. The Purchaser’s investment in the Company represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within the Purchaser’s risk capital means and is not so great in relation to the Purchaser’s total financial resources as would jeopardize the personal financial needs of the Purchaser in the event such investment were lost in whole or in part.

6.5 Unregistered Securities.

(a) The Purchaser must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register any of the Shares under the Act. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market then exists in the Company’s common stock, (ii) adequate information as to the Company’s financial and other affairs and operations is then available to the public, and (iii) all other terms and conditions of Rule 144 have been satisfied.

(b) Transfer of the Shares has not been registered or qualified under any applicable state law regulating securities and therefore the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available. The Company has made no agreements, covenants or undertakings whatsoever to register or qualify any of the Shares under any such act. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

7. Tax Advice. The Purchaser acknowledges that the Purchaser has not relied and will not rely upon the Company or the Company’s counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares. The Purchaser assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Shares.

8. No Commitment. Nothing in this Agreement constitutes an agreement that the Purchaser will be employed or retained by the Company for any term and the Purchaser acknowledges that the Purchaser serves “at will”.

9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, or if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally (or internationally) recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to the Company shall be sent to the Company’s principal place of business. All notices to other parties to this Agreement shall be sent to the address as set forth on the signature page or at such other address as such party may designate by ten days advance written notice to the other parties hereto; provided, however, that registered or certified mail shall not be used to effectuate any such notice to addresses outside the United States.

10. Binding Effect. This Agreement shall be binding upon the heirs, legal representatives and successors of the Company and of the Purchaser; provided, however, that the Purchaser may not assign any rights or obligations under this Agreement. The Company’s rights under this Agreement shall be freely assignable.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California by residents of the State of California.

12. Entire Agreement. This Agreement constitutes and contains the entire agreement of the parties pertaining to its subject matter and supersedes any and all prior and contemporaneous agreements, representations, and understandings. Any previous agreement between the Company and Purchaser relative to the subject matter hereof, including without limitation the Prior Agreement, is superseded by this Agreement.

13. Severabilility. In the event that any provision of this Agreement is held invalid, illegal or unenforceable for any reason, such provision shall be deemed severable from the remaining provisions and shall in no way affect the validity, legality or enforceability of the other provisions of this Agreement or the rights of the parties hereunder.

14. Adjustments. This Agreement, and the rights and obligations of the parties hereunder, shall be interpreted insofar as practicable to account for any stock combination, stock dividend, stock split, recapitalization, or other similar transaction occurring after the effective date of this Agreement.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

JAZZ PHARMACEUTICALS, INC.
A California corporation

By:	/s/ Samuel R. Saks
Title:	Chief Executive Officer

/s/ Matthew K. Fust
Matthew K. Fust

Address:

Fax Number:

E-mail:

CONSENT OF SPOUSE

(if applicable)

By execution of this Agreement, the undersigned spouse of the Purchaser agrees to be bound by the terms of this Agreement as to that spouse’s interest, whether as community property or otherwise, if any, in the Shares purchased hereby.

Signature of Spouse (Write “N/A” if not applicable.)

EXHIBIT A

JOINT ESCROW INSTRUCTIONS

[Escrow Agent Name and Address]

Ladies and Gentlemen:

As escrow agent (the “Escrow Agent”) for both Jazz Pharmaceuticals, Inc., a California corporation, and any assignee (referred to collectively as the “Company”), and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Amended and Restated Common Stock Purchase Agreement, dated as of April     , 2003 (the “Agreement”) between the Company and the Purchaser (the “Escrow”), in accordance with the following instructions:

1. In the event the Company and/or any assignee of the Company exercises the Company’s Right of Repurchase (as defined in the Agreement), the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company, against the simultaneous delivery to you of the purchase price (by cash, a check, promissory note, wire transfer, cancellation of indebtedness or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s Right of Repurchase.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this Escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of the Agreement and of this Escrow Agreement, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

4. Upon written request of the Purchaser, but no more than once per calendar year, unless the Company’s Right of Repurchase has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company’s Right of Repurchase. Within one-hundred (100) days after cessation of Purchaser’s continuous employment by the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s Right of Repurchase.

5. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given pursuant to the notice provision set forth in the Agreement, provided any notice to be sent to Escrow Agent shall be sent to the address set forth on the signature page hereto, or such other address as the Escrow Agent may provide from time to time in accordance with the terms of the Agreement.

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

19. All references to you, your and similar phrases shall refer to the Escrow Agent.

Dated:	COMPANY:

JAZZ PHARMACEUTICALS, INC.

By:

Name:

Title:

Dated:	PURCHASER: [ ]

Purchaser’s Spouse (if applicable)

Dated:	ESCROW AGENT:

[ ]

By:

Name:

Title:

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Amended and Restated Common Stock Purchase Agreement between the undersigned (“Purchaser”) and Jazz Pharmaceuticals, Inc. (the “Company”) dated April     , 2003 (the “Agreement”), Purchaser hereby sells, assigns and transfers unto the Company                                                                                   (                ) shares of the Common Stock of the Company, standing in Purchaser’s name on the books of the Company and represented by Certificate(s) No(s).                 , and hereby irrevocably constitutes and appoints                                                                                                to transfer said stock on the books of the Company with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT.

Dated:	Signature:

By:

Name:

Spouse (if applicable)

Instructions: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.